UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Avangrid, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON MONDAY, JUNE 22, 2020

On April 28, 2020, Avangrid, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, June 22, 2020 at 8:30 a.m. Eastern Daylight Time. The following information supplements and relates to that proxy statement.

On June 16, 2020, the Company issued a press release announcing that the format of the previously announced Annual Meeting will be changed to a virtual meeting format only, instead of an in-person meeting in Orange, Connecticut, and provided additional information as to how shareholders can attend and participate in the Annual Meeting.

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the proxy statement.

PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE COMPANY’S PROXY

STATEMENT AND OTHER PROXY MATERIALS

FOR IMMEDIATE RELEASE

AVANGRID Announces Virtual-Only 2020 Annual Meeting of Shareholders

(Orange, CT – June 16, 2020) Today AVANGRID, Inc. (NYSE: AGR) announced that, in light of the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, related governmental actions, and the importance of safeguarding the health of all AVANGRID stakeholders, the format of the Annual Meeting of Shareholders of AVANGRID, Inc. (the “Annual Meeting”) to be held on Monday, June 22, 2020, at 8:30 A.M. Eastern Daylight Time has been changed to a virtual meeting format only, instead of an in-person meeting in Orange, Connecticut.

Shareholders of record as of April 24, 2020, the record date, are entitled to participate in the Annual Meeting. To attend and participate in the meeting, shareholders must visit www.virtualshareholdermeeting.com/AGR2020 and use their 16-digit control number to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Shareholders may vote electronically during the meeting by following the instructions available on the meeting website. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or participate during the meeting. The proxy cards included with the proxy materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote in connection with the Annual Meeting.

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About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $35 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,600 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 and 2020 by the Ethisphere Institute.

For more information, visit www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Zsoka McDonald 203-499-3809